UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 28, 2013
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 28, 2013, First Citizens BancShares, Inc.'s bank subsidiary, First-Citizens Bank & Trust Company ("FCB") and 1st Financial Services Corporation ("1st Financial") announced that they had entered into a definitive merger agreement. The agreement provides for the merger of Hendersonville, N.C.-based 1st Financial and its bank subsidiary, Mountain 1st Bank & Trust Company ("Mountain 1st"), into FCB.
The agreement has been approved by the Boards of Directors of 1st Financial, Mountain 1st and FCB. The transaction is expected to close no later than the first quarter of 2014, subject to the receipt of regulatory approvals, the approval of 1st Financial's shareholders, and other customary closing conditions.
Under the terms of the agreement, cash consideration of $10 million will be split between the U.S. Treasury, which will receive $8.0 million of the cash consideration in order for 1st Financial to exit from the federal TARP program, and 1st Financial's common shareholders, who will receive $2 million.
A copy of the joint press release issued by FCB and 1st Financial announcing the proposed transaction is attached as Exhibit 99.1 to this Report.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is being filed with this Report:

Exhibit No.	Exhibit Description

99.1	Copy of joint press release dated August 28, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	August 28, 2013	By:	/s/ GLENN D. McCOY
Glenn D. McCoy, Chief Financial Officer